Exhibit 99.1
Press Release

CONNECTONE BANCORP, INC. ANNOUNCES CLOSING OF
PUBLIC OFFERING OF COMMON STOCK

Englewood Cliffs, New Jersey – December 19, 2016 – ConnectOne Bancorp, Inc. (the "Company") (NASDAQ: CNOB), the parent company for ConnectOne Bank, today announced the closing of its previously announced underwritten public offering of common stock. In the offering, the Company sold an aggregate of 1,659,794 shares at a price to the public of $24.25 per share. The 1,659,794 shares sold include 216,495 shares sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares.

Keefe, Bruyette & Woods, A Stifel Company, and Raymond James & Associates, Inc. acted as the joint book-running managers for the offering.

The net proceeds to the Company after deducting the underwriting discount and estimated offering expenses are expected to be approximately $38.1 million. The Company expects to use the net proceeds for general corporate purposes, which may include providing working capital to support additional opportunities for organic growth at ConnectOne Bank.

A shelf registration statement on Form S-3 (File No. 333-213260) relating to the offering was filed previously with the Securities and Exchange Commission ("SEC") and is effective. A final prospectus supplement related to the offering has been filed with the SEC. Copies of the shelf registration statement (including the base prospectus), the final prospectus supplement and other documents that the Company has filed with the SEC that are incorporated by reference into the registration statement are available at no charge by visiting EDGAR on the SEC's website located at www.sec.gov. Copies of the prospectus and prospectus supplement relating to the offering may be obtained by contacting: Keefe, Bruyette & Woods, A Stifel Company, 787 Seventh Ave., 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, or by telephone at 1-800-966-1559.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any offer or sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ConnectOne

ConnectOne Bancorp, Inc. is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank. The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information, visit https://www.ConnectOneBank.com

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Media Contact:
Jake Ciorciari, MWW
646.376.7042; jciorciari@mww.com